Exhibit 32.1

Certification of Chairman and CEO and CFO Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of World Wrestling Entertainment, Inc. (the “Company”) for the quarter ended March 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Vincent K. McMahon as Chairman of the Board and Chief Executive Officer of the Company and Frank A. Riddick III  as  Chief Financial and Administrative Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated:	May 5, 2022	By:	/s/ VINCENT K. MCMAHON
Vincent K. McMahon
Chairman of the Board and
Chief Executive Officer

		By:	/s/ FRANK A. RIDDICK III
Frank A. Riddick III
Chief Financial and Administrative Officer